                                                                EXHIBIT 5.1


                               OPINION OF COUNSEL

                         [Letterhead of Schreck Morris]



                                                               October 11, 2000

NexMed, Inc.
350 Corporate Boulevard
Robbinsville, New Jersey 08691

         Re: Registration on Form S-3
             ------------------------

Ladies and Gentlemen:

         We have acted as special Nevada counsel to NexMed, Inc., a Nevada corporation (the "Company") in connection with the registration of an aggregate of 5,596,573 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on September 29, 2000, as amended by Amendment No. 1 thereto filed with the Commission on October 11, 2000(the "Registration Statement"). The Shares include up to 3,938,256 shares of Common Stock already issued to shareholders of the Company (the "Selling Shareholders") and up to 1,658,317 issuable upon the exercise of certain warrants and options.

         In our capacity as your special counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and instruments, and we have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, as we have deemed necessary and appropriate for the purpose of this opinion.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "blue sky" laws.

         Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof:

         1.       The Shares have been duly authorized.

         2. The Shares being sold by the Selling Shareholders are validly issued, fully paid and non-assessable.

         3. When and to the extent the Shares which will be issued upon the exercise of warrants or options to purchase Common Stock are issued and sold upon such exercise and upon the receipt by the Company of the consideration required to be paid for such Shares, all in accordance with the instruments governing their exercise and issuance, and in the manner contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             SCHRECK MORRIS